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                                                                        EXHIBIT
                                                                        NO. 21

                           TUSCARORA INCORPORATED

                                Subsidiaries
                                ------------


        The following subsidiaries are 100% owned by Tuscarora Incorporated:

                                                       Jurisdiction of
                                                        Incorporation
Name of Subsidiary                                     ---------------
------------------                                     Pennsylvania
Mat-Flo, Inc.

Seneca Machine & Manufacturing                         Pennsylvania
 Co., Inc.

Tuscarora Plastics of New                              New York
 York, Inc.

Tuscarora Plastics of Ohio,                            Ohio
 Inc.

Tuscarora International, Inc.                          Delaware

Tuscarora Limited                                      England


        The following companies are 100% owned subsidiaries of Tuscarora International, Inc.

Tuscarora, S.A. de C.V.                                Mexico

Tuscarora de Mexico, S.A. de C.V.                      Mexico